Exhibit 10.1
TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made and entered into as of August 9, 2021 by and among Shenzhen Fastrain Technology Co., Ltd., a corporation formed under the laws of the P.R.C. (“Shenzhen Fastrain”), together with Hong Kong Fastrain Company Limited (香港富創優越有限公司), which is an affiliate of Shenzhen Fastrain Technology Co., Ltd. and a limited liability company incorporated in Hong Kong under registration number 72834489-000-03-21-6 (“HK Fastrain”, and together with Shenzhen Fastrain, collectively, “Fastrain”), Shenzhen Hytera Communications Co., Ltd. , a corporation formed under the laws of the P.R.C. (“SHCCL”) and Hytera Communications (Hong Kong) Company Limited (海能達通信(香港)有限公司), a limited liability company incorporated in Hong Kong under registration number 39005087-000-03-19-2 (“Hytera HK”, and together with SHCCL, collectively referred to as the “Hytera entities”), EMCORE Corporation, a New Jersey, USA corporation (“EMCORE US”) and EMCORE Optoelectronics (Beijing) Co, Ltd., a corporation formed under the laws of the P.R.C. and wholly-owned subsidiary of EMCORE US (“EA” and together with EMCORE US, “EMCORE”), and each party referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH:
WHEREAS, EMCORE US, SHCCL and Hytera HK have previously entered into that certain (i) Contract Manufacturing Agreement, dated as of October 25, 2019 (the “Original Manufacturing Agreement”) and (ii) Asset Purchase Agreement, dated as of October 25, 2019 (the “Original Asset Purchase Agreement”);
WHEREAS, as of the date hereof, the Hytera entities have made aggregate payments to EMCORE US in the amount of $3,783,511 pursuant to the terms of the Original Asset Purchase Agreement;
WHEREAS, an aggregate $768,250 of Depreciation Expense (as defined in the Original Manufacturing Agreement) occurred through July 25, 2021;
WHEREAS, EMCORE US, Shenzhen Fastrain and Fastrain HK are, concurrently with the execution of this Agreement, entering into (i) a new manufacturing agreement in which Shenzhen Fastrain and Fastrain HK each assume similar rights and obligations to the rights and obligations of the Hytera entities under the Original Manufacturing Agreement and on terms mutually agreed between Shenzhen Fastrain, Fastrain HK and EMCORE US (the “New Manufacturing Agreement”) as set forth in such New Manufacturing Agreement and (ii) a new Asset Purchase Agreement in which Shenzhen Fastrain and Fastrain HK each assume similar rights and obligations to the rights and obligations of the Hytera entities under the Original Asset Purchase Agreement and on terms mutually agreed between Shenzhen Fastrain, Fastrain HK and EMCORE US (the “New Asset Purchase Agreement”) as set forth in such New Asset Purchase Agreement;
WHEREAS, EA, SHCCL and Hytera HK have previously entered into that certain Transition Services Agreement, dated as of October 25, 2019 (the “Transition Services Agreement”);
WHEREAS, EA and SHCCL have previously entered into that certain VMI Agreement, dated as of October 24, 2019 (the “Shenzhen VMI Agreement”);
WHEREAS, EMCORE and Hytera HK have previously entered into that certain VMI Agreement, dated as of October 24, 2019 (the “Thailand VMI Agreement”);

Exhibit 10.1
WHEREAS, EMCORE and SHCCL have previously entered into that certain “Agreement for the handling of EMCORE’s Excess Aged Inventory at Hytera”, effective as of December 2, 2015 (“Excess Materials Agreement”, and together with the Original Manufacturing Agreement, the Original Asset Purchase Agreement, the Transition Services Agreement, the Shenzhen VMI Agreement and the Thailand VMI Agreement, collectively referred to as the “Original Transaction Documents”);
WHEREAS, Each of EMCORE US, EA, SHCCL and Hytera HK desires to terminate each of the Original Transaction Documents, effective concurrently with the effectiveness of each of the New Manufacturing Agreement and the New Asset Purchase Agreement (the “Original Agreement Termination Date”), expressly subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
1.    Termination of the Original Transaction Documents. In connection with (i) the obligations set forth in Sections 2 and 3 of this Agreement and (ii) the entry by each of Shenzhen Fastrain, Fastrain HK and EMCORE US into the New Manufacturing Agreement and the New Asset Purchase Agreement, each of SHCCL, Hytera HK, EMCORE US and EA hereby agree that, effective as of the Original Agreement Termination Date, each of the Original Transaction Documents is hereby terminated, and:

a.    Each of SHCCL and Hytera HK releases and discharges each of EMCORE US and EA (as applicable) from its rights, duties and obligations with respect to SHCCL and Hytera HK (as applicable) under each of the Original Transaction Documents arising on or after the Original Agreement Termination Date, subject to the payment obligations set forth in Section 2 below and, and subject to any obligations under the Original Manufacturing Agreement or Original Asset Purchase Agreement that survive termination of the Original Manufacturing Agreement or Original Asset Purchase Agreement, as applicable, pursuant to the terms of such agreement, including without limitation any payment obligations under the Original Manufacturing Agreement in existence as of the Original Agreement Termination Date in connection with Products (as defined in the Original Manufacturing Agreement) previously delivered to EMCORE (but for the avoidance of doubt, EMCORE shall have no further obligation to SHCCL and Hytera HK, and each of SHCCL and Hytera HK releases and discharges EMCORE from its rights, duties and obligations, pursuant to Section 5.8 of the Original Manufacturing Agreement);

b.    Each of EMCORE US and EA releases and discharges each of SHCCL and Hytera HK (as applicable) from its rights, duties and obligations with respect EMCORE US and EA (as applicable) under each of the Original Transaction Documents arising on or after the Original Agreement Termination Date, subject to the obligations set forth in Section 3 below and subject to any obligations under the Original Manufacturing Agreement or Original Asset Purchase Agreement that survive termination of the Original Manufacturing Agreement or Original Asset Purchase Agreement, as applicable, pursuant to the terms of such agreement.

Exhibit 10.1

2.    Payment Pursuant to Asset Purchase Agreement. In connection with the termination of the Original Transaction Documents by EMCORE and each of the Hytera entities, EMCORE shall make payment to the Hytera entities within five Business Days (as defined in the Original Manufacturing Agreement) following the execution and delivery of this Agreement by each party hereto by wire transfer to an account designated by the Hytera entities in an amount equal to US$3,015,261 (Three Million Fifteen Thousand Two Hundred Sixty One U.S. Dollars) (which is equal to the aggregate amount of US$3,783,511 paid by the Hytera entities to EMCORE pursuant to the Original Asset Purchase Agreement through the date hereof minus $768,250 of Depreciation Expense (as defined in the Original Manufacturing Agreement) that has occurred through July 25, 2021).

3.    Transfer of Assets from Hytera to Fastrain. Immediately upon receipt of the payment described in Section 2, the Hytera entities shall transfer to Fastrain, and deliver title to, the Purchased Assets (as defined in the Original Asset Purchase Agreement) previously transferred by EMCORE US to the Hytera entities as set forth in the attached Annex I, which represents an aggregate of US$3,165,570 of the Purchased Assets.

4.    Purchase of Inventory (including excess materials, components, work in process and finished goods) by Fastrain. Fastrain shall (i) repurchase the Inventory from the Hytera entities as set forth in Annex II (the “Inventory”) in the total amount of US$20,353,717.84 located in Hytera’s warehouse or its contract manufacturer’s warehouse and (ii) make the payment pursuant to material price and overdue interests, if any, as set forth in Annex III. Hytera and Fastrain agree to enter into an agreement for handling such purchase of Inventory separately following the execution of this Agreement.

5.    Representations and Warranties.

a.    Each of SHCCL and Hytera HK hereby represents and warrants to and with each of Fastrain and EMCORE that the execution of this Agreement by SHCCL and Hytera HK has been duly authorized by each of SHCCL and Hytera HK and will, upon execution by the Parties, be valid and binding on and enforceable against SHCCL and Hytera HK.

b.    Each of Shenzhen Fastrain and HK Fastrain (as applicable) hereby represents and warrants to and with each of SHCCL, Hytera HK and EMCORE that the execution of this Agreement by Shenzhen Fastrain and HK Fastrain has been duly authorized by each of Shenzhen Fastrain and HK Fastrain and will, upon execution by the Parties, be valid and binding on and enforceable against Shenzhen Fastrain and HK Fastrain.

Exhibit 10.1
c.    Each of EMCORE US and EA (as applicable) hereby represents and warrants to and with each of SHCCL, Hytera HK, Shenzhen Fastrain and HK Fastrain that the execution of this Agreement by EMCORE US and EA has been duly authorized by each of EMCORE US and EA and will, upon execution by the Parties, be valid and binding on and enforceable against EMCORE US and EA.

6.    Governing Law, Submission to Jurisdiction and Waiver of Jury Trial. This Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the Laws of Hong Kong SAR, without regard to the conflict of laws provisions thereof. The Parties agree that the United Nations Convention on Contracts for the International Sale of Products does not apply to this Agreement. Any controversy, difference or claim arising out of or relating to this Agreement, the other Original Transaction Documents or the transactions contemplated hereby or thereby , including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The arbitration shall be conducted in English, and the seat of arbitration shall be Hong Kong SAR. Each party irrevocably submits to the exclusive jurisdiction of such arbitration in any such action, proceeding or dispute.

7.    Public Announcements. Unless expressly permitted under this Agreement, no Party shall make any statement (whether oral or in writing) in any press release, external advertising, marketing or promotion materials regarding the subject matter of this Agreement, the other Parties or its business unless (a) it has received the express written consent of the other Parties, not to be unreasonably withheld or delayed; or (b) it is required to do so by Law or under the rules of any stock exchange to which it is subject. Each of Fastrain and the Hytera entities acknowledge and agree that EMCORE is entitled to (without further consent of any of Fastrain or the Hytera entities) and intends to disclose publicly this Agreement, and the terms set forth in this Agreement and the Transaction Documents, by filing the Agreement and, if applicable, the Transaction Documents on a Current Report on Form 8-K (and any amendments thereto) with the U.S. Securities and Exchange Commission. EMCORE acknowledges and agrees that each of Fastrain and the Hytera entities is entitled to (without further consent of EMCORE) and intends to disclose publicly some content of this Agreement and the Transaction Documents in accordance with the rules of the securities law of P.R.C and Shenzhen Stock Exchange.

8.    No Third-Party Beneficiaries. This Agreement benefits solely the Parties to this Agreement and their respective permitted successors and permitted assigns. Except as otherwise provided in this Agreement, a person who is not a Party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that ordinance.

Exhibit 10.1
9.    Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

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Exhibit 10.1
In witness whereof, the parties hereto have each signed, sealed and delivered as a deed by its respective duly authorized representative.

SHENZHEN HYTERA COMMUNICATIONS CO., LTD.	HYTERA COMMUNICATIONS (HONG KONG) COMPANY LIMITED
By: /s/ Ronnie Sun	By: /s/ Ronnie Sun
Ronnie Sun Printed Name General Manager Title	Ronnie Sun Printed Name General Manager Title

SHENZHEN FASTRAIN TECHNOLOGY CO., LTD.	HONG KONG FASTRAIN COMPANY LIMITED
By: /s/ Yao Pei Xin	By: /s/ Yao Pei Xin
Yao Pei Xin Printed Name Chairman Title	Yao Pei Xin Printed Name Director Title
EMCORE OPTOELECTRONICS (BEIJING) CO, LTD.	EMCORE CORPORATION
By: /s/ Jeffrey Rittichier	By: /s/ Jeffrey Rittichier
Jeffrey Rittichier Printed Name President and Director Title	Jeffrey Rittichier Printed Name President and CEO Title